EXHIBIT 99.1

   PLX Technology, Inc. Reports Fourth-Quarter and Fiscal Year 2004
                           Financial Results

    SUNNYVALE, Calif.--(BUSINESS WIRE)--Jan. 25, 2005--PLX Technology, Inc. (Nasdaq:PLXT) today announced financial results for the fourth quarter and fiscal year ended December 31, 2004.
    For the fourth quarter, PLX reported net revenues of $13.3 million, a 14 percent decrease from the $15.5 million reported for the third quarter of 2004 and a 26 percent increase from the $10.6 million reported for the fourth quarter of 2003. Net revenues for fiscal year 2004 were $54.4 million, a 43 percent increase from the $38.0 million reported for 2003.
    Net loss for the fourth quarter of 2004, under U.S. generally accepted accounting principles (GAAP), which included the effect of acquisition-related costs, was $0.7 million, or a loss of $0.03 per share (diluted). This compared with net income under GAAP of $0.3 million, or $0.01 per share (diluted), for the prior-year fourth quarter and net income under GAAP of $0.3 million, or $0.01 per share (diluted), for the third quarter of 2004.
    Pro forma net loss for the fourth quarter of 2004, which excluded the effect of acquisition-related costs, was $0.2 million, or a loss of $0.01 per share (diluted). This compared with pro forma net income of $0.6 million, or $0.03 per share (diluted), for the prior year's fourth quarter and $0.8 million, or $0.03 per share (diluted), for the third quarter of 2004. A reconciliation between net income (loss) under GAAP and pro forma net income (loss) is provided in a table immediately below the Pro Forma Consolidated Statements of Operations.
    Net loss under GAAP for the full year was $0.6 million, or a loss of $0.03 per share (diluted), compared with a net loss of $2.3 million, or a loss of $0.10 per share (diluted), for the prior year. Pro forma net income for 2004 was $2.3 million, or $0.09 per share (diluted), compared with pro forma net income of $0.5 million, or $0.02 per share (diluted), for 2003.
    The Company's gross margin for the fourth quarter of 2004 was 63 percent, compared with 64 percent for the prior quarter. The sequential decrease in gross margin was due primarily to a benefit realized in the third quarter from the sale of previously written-down inventory related to the acquisition of NetChip Technology.
    Operating expenses on a GAAP basis for the fourth quarter of 2004 were $9.3 million, as compared with $9.4 million for the third quarter of 2004. On a pro forma basis, which excludes acquisition-related costs of approximately $0.5 million, operating expenses for the fourth quarter of 2004 were $8.8 million, as compared with $8.9 million for the third quarter of 2004.
    The Company's balance sheet remained strong. At December 31, 2004, cash, cash equivalents and total investments increased to $30.3 million from $23.1 million at year-end 2003, and there was no debt.
    "In 2004, we achieved 43 percent growth in revenues and more than four times improvement in pro-forma net income," said Mike Salameh, chief executive officer of PLX Technology. "2004 marked our 11th consecutive year of pro forma profitability. We also laid the groundwork for the future by launching our new PCI Express product line and acquiring NetChip, a step that added a leading USB 2.0 product line and enhanced our PCI Express product offering.
    "In the fourth quarter, we made tremendous progress in our PCI Express initiative, including sampling three new switches and bridges to more than 25 customers and realizing more than $100,000 in revenue on samples and development boards. Our own execution and customer design activity was at the top of our expectations and reinforces our belief that PCI Express will be a growth engine for PLX."

    Business Outlook

    The following statements are based on current expectations. The Company does not intend to update, confirm or change this guidance until its first-quarter earnings conference call, although it may provide additional detail regarding its guidance on today's scheduled call.

    -- Revenue for the first quarter of 2005 is expected to be between $13.5 million and $14.5 million, with 20 percent to 25 percent of total revenues attributable to USB products.

    -- Gross margins are expected to be in the range of 60 percent to 64 percent.

    -- Operating expenses on a GAAP basis are expected to be between $9.2 million and $ 9.4 million. On a pro forma basis, which excludes acquisition-related costs of approximately $0.6 million, expenses are expected to be between $8.6 million and $8.8 million. Engineering expenses related to 0.13-micron chip development, Sarbanes-Oxley compliance and year-end audit comprise a significant portion of total anticipated first-quarter expenses. The timing of the development expenses will depend on when the actual mask and prototype fabrication work is performed.

    PLX management plans to conduct a conference call today at 2:00 p.m. PST to discuss its fourth-quarter and full-year financial results, as well as its first-quarter outlook. There will also be a live Webcast and a replay of the conference call available through the Investors section of the PLX Web site at www.plxtech.com until February 1, 2005. The Webcast can also be accessed through www.ccbn.com.
    For the live Webcast, listeners should go to the Web site at least 15 minutes before the event starts to download and install any necessary audio software. The archived Webcast is typically available one to two hours after the end of the live call.

    USE OF PRO FORMA FINANCIAL INFORMATION: In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, PLX reports pro forma financial results. Pro forma net income and earnings (loss) per share exclude acquisition-related charges, such as amortization of deferred compensation and other intangibles and in-process research and development charges. PLX's management believes these pro forma measures are useful to investors because they provide supplemental information that facilitates comparisons to prior periods. Management uses these pro forma measures to evaluate its financial results, develop budgets and manage expenditures. The method PLX uses to produce pro forma results is not computed according to GAAP, is likely to differ from the methods used by other companies and should not be regarded as a replacement for corresponding GAAP measures. Investors are encouraged to review the reconciliation of these pro forma financial measures to the comparable GAAP results, which is provided in a table immediately below the Pro Forma Consolidated Statements of Operations.

    About PLX

    PLX Technology, Inc. (www.plxtech.com), based in Sunnyvale, Calif., USA, is the leading supplier of standard I/O interconnect silicon to the communications, server, storage, embedded-control, and consumer industries. The PLX solution provides a competitive edge to customers through an integrated combination of high-performance silicon, hardware and software design tools. These innovative solutions enable customers to develop products with industry-leading performance and functionality. Furthermore, the combination of PLX product features, supporting development tools and partnerships allows customers to bring their designs to market faster. PLX PCI, PCI Express and USB interconnect chips are designed into a wide variety of communications, server, storage, embedded-control, and consumer products.

    SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION
REFORM ACT OF 1995

    This release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995. These include statements about the Company's estimated revenues, estimated expenses, and estimated gross margins for the first quarter of 2005, which are set forth under the caption "Business Outlook," and statements regarding the PCI Express product line and that it will be a growth engine for the Company. Such statements involve risks and uncertainties which may cause actual results to differ materially from those set forth in the statements. Factors that could cause actual results to differ materially include risks and uncertainties, such as reduced demand for products of electronic equipment manufacturers which include the Company's products, adverse economic conditions in general or those specifically affecting the Company's markets, technical difficulties and delays in the development process, errors in the products, reduced backlog for the Company's customers and unexpected expenses. Please refer to the documents filed by the Company with the SEC from time to time, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2003 and our quarterly report on Form 10-Q for the quarter ended September 30, 2004, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. All forward-looking statements are made as of today, and the Company assumes no obligation to update such statements.


                         PLX TECHNOLOGY, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                              (Unaudited)
               (in thousands, except per share amounts)


                             Three Months Ended        Twelve Months
                                                           Ended
                         Dec. 31, Dec. 31, Sept. 30,    December 31
                            2004     2003     2004     2004     2003
                         -------- -------- -------- -------- --------

Net revenues             $13,334  $10,592  $15,457  $54,449  $38,038
Cost of revenues           4,946    2,988    5,639   18,739   10,867
                         -------- -------- -------- -------- --------
Gross margin               8,388    7,604    9,818   35,710   27,171

Operating expenses:
  Research and
   development             4,470    3,626    4,765   17,686   15,048
  Selling, general and
   administrative          4,359    3,562    4,209   16,014   13,114
  In-process research and
   development                 -        -        -    1,123      875
  Amortization of
   purchased intangible
   assets                    512      297      467    1,718      931
                         -------- -------- -------- -------- --------
Total operating expenses   9,341    7,485    9,441   36,541   29,968

Income (loss) from
 operations                 (953)     119      377     (831)  (2,797)
Interest income and
 other, net                  146      219      134      447      567
                         -------- -------- -------- -------- --------

Income (loss) before
 provision (benefit) for
 income taxes               (807)     338      511     (384)  (2,230)
Provision (benefit) for
 income taxes                (98)      13      184      258       29
                         -------- -------- -------- -------- --------

Net income (loss)          $(709)    $325     $327    $(642) $(2,259)
                         ======== ======== ======== ======== ========

Basic net income (loss)
 per share                $(0.03)   $0.01    $0.01   $(0.03)  $(0.10)
                         ======== ======== ======== ======== ========
Shares used to compute
 basic per share amounts  26,593   23,833   26,342   25,422   22,755
                         ======== ======== ======== ======== ========
Diluted net income (loss)
 per share                $(0.03)   $0.01    $0.01   $(0.03)  $(0.10)
                         ======== ======== ======== ======== ========
Shares used to compute
 diluted per share
 amounts                  26,593   24,929   27,129   25,422   22,755
                         ======== ======== ======== ======== ========


                         PLX TECHNOLOGY, INC.

           PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
               (Excluding Acquisition-Related Costs and
                  Amortization of Intangible Assets)
                              (Unaudited)
               (in thousands, except per share amounts)



                              Three Months Ended      Twelve Months
                                                           Ended
                          Dec. 31, Dec. 31, Sept. 30,   December 31
                             2004     2003     2004     2004     2003
                          -------- -------- -------- -------- --------

Net revenues              $13,334  $10,592  $15,457  $54,449  $38,038
Cost of revenues            4,946    2,988    5,639   18,739   10,867
                          -------- -------- -------- -------- --------
Gross margin                8,388    7,604    9,818   35,710   27,171

Operating expenses:
  Research and
   development              4,456    3,615    4,745   17,614   14,118
  Selling, general and
   administrative           4,343    3,548    4,175   15,956   13,077
                          -------- -------- -------- -------- --------
Total operating expenses    8,799    7,163    8,920   33,570   27,195

Income (loss) from
 operations                  (411)     441      898    2,140      (24)
Interest income and
 other, net                   146      219      134      447      567
                          -------- -------- -------- -------- --------

Income (loss) before
 provision (benefit) for
 income taxes                (265)     660    1,032    2,587      543
Provision (benefit) for
 income taxes                 (98)      13      184      258       29
                          -------- -------- -------- -------- --------

Net income (loss)           $(167)    $647     $848   $2,329     $514
                          ======== ======== ======== ======== ========

Basic net income (loss)
 per share                 $(0.01)   $0.03    $0.03    $0.09    $0.02
                          ======== ======== ======== ======== ========
Shares used to compute
 basic per share amounts   26,593   23,833   26,342   25,422   22,755
                          ======== ======== ======== ======== ========
Diluted net income (loss)
 per share                 $(0.01)   $0.03    $0.03    $0.09    $0.02
                          ======== ======== ======== ======== ========
Shares used to compute
 diluted per share
 amounts                   26,593   24,929   27,129   26,473   23,272
                          ======== ======== ======== ======== ========

A reconciliation between net income (loss) on a GAAP basis and pro forma net income (loss) is as follows:

GAAP net income (loss)      $(709)    $325     $327    $(642) $(2,259)
In-process research and
 development                    -        -        -    1,123      875
Amortization of deferred
 stock-based compensation      30       25       54      130      967
Amortization of purchased
 intangible assets            512      297      467    1,718      931
                          -------- -------- -------- -------- --------
Pro forma net income
 (loss)                     $(167)    $647     $848   $2,329     $514
                          ======== ======== ======== ======== ========


                         PLX TECHNOLOGY, INC.

                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)

                                                   Dec. 31,   Dec. 31,
                                                      2004     2003(1)
                                                  ----------- --------
                                                  (unaudited)
ASSETS

  Cash and investments                               $30,276  $23,056
  Accounts receivable, net                             5,084    4,998
  Inventories                                          4,159    1,893
  Property and equipment, net                         30,860   31,068
  Goodwill                                            30,965   15,998
  Other intangible assets                              6,991    2,730
  Other assets                                         2,138    2,060
                                                  ----------- --------
Total assets                                        $110,473  $81,803
                                                  =========== ========

LIABILITIES

  Accounts payable                                    $3,627   $1,768
  Accrued compensation and benefits                    1,813    1,427
  Deferred revenues                                    1,310      991
  Accrued commissions                                    300      368
  Other accrued expenses                               1,264    1,228
                                                  ----------- --------
Total liabilities                                      8,314    5,782
                                                  ----------- --------

STOCKHOLDERS'  EQUITY

  Common stock, par value                                 27       24
  Additional paid-in capital                         112,111   84,508
  Deferred compensation                                 (778)     (44)
  Notes receivable for employee stock purchases            -      (70)
  Accumulated other comprehensive income                (211)     (49)
  Accumulated deficit                                 (8,990)  (8,348)
                                                  ----------- --------
Total stockholders' equity                           102,159   76,021
                                                  ----------- --------
Total liabilities and stockholders' equity          $110,473  $81,803
                                                  =========== ========

(1) Derived from audited financial statements


    CONTACT: PLX Technology, Inc.
             Rafael Torres, 408-774-9060
             rtorres@plxtech.com
             or
             CommonGround Communications (for PLX)
             Jerry Steach, 415-222-9996
             jsteach@plxtech.com